Finisar Corporation Announces Preliminary Record Third Quarter Revenues

Schedules Third Quarter Conference Call

SUNNYVALE, CA -- (Marketwire - February 09, 2010) - Finisar Corporation (NASDAQ: FNSR), a global technology leader for fiber optic subsystems and components for communication applications, today announced that, on the basis of preliminary financial results, it expects to report revenues of $166 to $167 million for its fiscal third quarter ended January 31, 2010, compared to revenue guidance of $148 to $158 million provided by the Company early in the quarter. The announced results are preliminary and subject to adjustment; however, in the absence of a material adjustment, third quarter revenues will set a new record for the Company surpassing the previous record of approximately $163 million for Finisar and Optium Corporation on a combined basis for the fiscal quarter ended July 31, 2008, just prior to the merger of the two companies.

Based on these higher preliminary revenues, the Company expects to be at the upper end of its original guidance for the quarter on a non-GAAP basis of 30%-32% for gross margin and 6%-8% for operating margin. While a complete assessment of cost of revenues and operating expenses is not yet available, based on past experience, results under GAAP are expected to include approximately $8 to $10 million in additional non-cash and infrequently occurring charges.

ADDITIONAL PRELIMINARY HIGHLIGHTS FOR THE QUARTER:

-- Based on the mid-point of the new expected range, third quarter revenues would represent:

      - An increase of $20.8 million, or 14.3%, compared to $145.7 million in the preceding quarter; and
      - An increase of $40.4 million, or 32.1%, compared to $126.1 million in the prior fiscal year period.

-- Revenue growth in the third quarter as compared to the preceding second quarter was primarily a result of increased sales of the Company's products for 10 Gbps and ROADM applications, although revenue in almost every product category increased sequentially in the quarter.

CONFERENCE CALL

Finisar will discuss its financial results for the third quarter and its current business outlook during its regular quarterly conference call scheduled for Wednesday, March 3, 2010, at 2:00 p.m. PST/5:00 EST. To listen to the call you may connect through the Finisar investor relations page at investor.finisar.com or dial 866-393-6455 (domestic) or 706-643-4465 (international) and enter conference ID 55256537.

A replay of the webcast will be available shortly after the conclusion of the call on the Company's website until the next conference call to be held approximately 90 days from the date of the call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. These risks include those associated with the normal quarterly financial closing process which could result in adjustments to the preliminary third quarter results contained in this release. Further information regarding other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed July 9, 2009) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems components that enable high-speed voice, video and data communications for networking, storage, wireless, and cable TV applications. For more than 20 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

Contact:
Steve Workman
Chief Financial Officer
408-548-1000

Victoria McDonald
Senior Manager, Corporate Communications
408-542-4261
investor.relations@Finisar.com